United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 2, 2019
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street,Suite 2100 Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986 - 5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	NYSE

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the on-going succession planning of Louisiana-Pacific Corporation (the “Company”), Mike Kinney, who served as Interim Chief Financial Officer of the Company for portions of 2018 and 2019, informed the Company on August 2, 2019 of his intention to retire effective September 30, 2019.  In connection with his departure, the Company has entered into a separation agreement with Mr. Kinney (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, Mr. Kinney will be entitled to receive, in addition to certain accrued compensation and benefits, the following:  (1) cash severance payments equal to $602,914 in the aggregate; (2) eligibility to continue coverage under the Company’s group health plans until up to age 65 (with the Company paying 100% of the cost for the first year, 75% of the cost for the second and third years, and 50% of the cost thereafter); (3) payment for up to 18 months of outplacement services, not to exceed $10,000; (4) payment of a pro-rata portion of Mr. Kinney’s 2019 annual incentive award based on actual performance for the full year; and (5) pro-rata vesting of outstanding equity compensation awards granted by the Company to Mr. Kinney (with performance shares earned based on actual performance for the full performance period).  The Separation Agreement also includes customary confidentiality, non-competition, non-solicitation, and mutual non-disparagement provisions, as well a customary release of claims by Mr. Kinney in favor of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ ALAN J.M. HAUGHIE
Alan J.M. Haughie
Executive Vice President and
Chief Financial Officer
Date: August 7, 2019